UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2025

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Nashville Road, Suite B1, Bowling Green, KY	42101
(Address of principal executive offices)	(Zip Code)

(270) 782-2900
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 10, 2025, Holley Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, a selling stockholder controlled by Sentinel Capital Partners (the “Selling Stockholder”) and J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Selling Stockholder (the “Secondary Offering”) of 14,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a public offering price of $2.75 per share. In addition, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to an additional 2,100,000 shares of the Company’s Common Stock. The Secondary Offering closed on September 12, 2025. The Company did not receive any proceeds from the Secondary Offering.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1
Underwriting Agreement, dated September 10, 2025, by and among Holley Inc., Holley Parent Holdings, LLC and J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Mayer Brown LLP, New York, New York.

104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2025		Holley Inc.

	By:	/s/ Jesse Weaver
Jesse Weaver
Chief Financial Officer